FIRST AMENDMENT to

EXPENSE AGREEMENT

THIS FIRST AMENDMENT TO EXPENSE AGREEMENT (“Amendment”) is dated as of November 21, 2012, by and among China VantagePoint Acquisition Company, a Cayman Islands company (the “Parent”), BDH Acquisition Corp., a Delaware Corporation and a wholly-owned subsidiary of Parent (the “Company”) and Black Diamond Holdings LLC, a Colorado limited liability company (the “Target”), for the purpose of amending and supplementing the Expense Agreement (the “Agreement”) entered into by the Company and Target on August 24, 2012. All capitalized terms not defined in this Amendment will have the meaning ascribed to them in the Agreement.

WHEREAS, pursuant to Section 5 of the Agreement, the Agreement cannot be amended, except by a writing signed by each party to the Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, each of the parties to the Agreement hereby agree to amend the Agreement as follows:

AGREEMENT

1.                  Amendment to Agreement. The Agreement is amended, effective as of the Signing Date as follows.

A.	Section 1. Payment of Expenses. Section 1 of the Agreement is hereby deleted and replaced with the following:

Section 1. Payment of Expenses. Effective upon signing of the Merger Agreement (the “Signing Date”), the Target agrees to (i) assume and pay up to (x) $250,000 of the costs and expenses (including, but not limited to, reasonable legal fees) of the Company that have accrued up to the date that the Merger Agreement is signed minus (y) any cash available to the Company to pay its expenses as of the Signing Date, excluding any amounts held in the Company’s trust account for the benefit of its public shareholders, and (ii) pay, so long as the Company does not materially breach the representations and warranties it makes in the Merger Agreement, all costs and expenses (including, but not limited to, reasonable legal fees and expenses related to the Transaction) of the Company from and after signing of the Merger Agreement.

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Miscellaneous

2.                  Binding Agreement. Except as otherwise provided herein to the contrary, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their personal representatives, successors, assigns and legal representatives.

3.                  Severability. If any provision of this Amendment is declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions. Such remaining provisions shall be fully severable, and this Amendment shall be construed and enforced as if such invalid provisions never had been inserted in this Amendment.

4.                  Binding Effect. This Amendment shall be binding upon each of the parties hereto and their respective heirs, personal representatives, successors and assigns.

5.                  Counterparts. This Amendment may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall have the same force and effect as originals.

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IN WITNESS WHEREOF, the Company and Target have executed this Amendment Amendment as of the date first above written.

Company:

CHINA VANTAGEPOINT ACQUISITION COMPANY, a Cayman Islands company

By:	/s/ Yiting Liu
Name: Yiting Liu
Title: Co-chair of the Board

Target:

BLACK DIAMOND HOLDINGS LLC, a Colorado limited liability company,

Black Diamond Financial Group, LLC, its Manager

By:	/s/ Patrick W.M. Imeson
Name: Patrick W.M. Imeson
Title: Chief Executive Officer

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